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                                                                      Exhibit 21



                   COVENTRY HEALTH CARE, INC. AND SUBSIDIARIES
                                 MARCH 15, 2000


       NAME OF CORPORATION

CURRENT CORPORATIONS:

1.     COVENTRY HEALTH CARE, INC. (DELAWARE)

2.     Coventry Corporation (Tennessee)

3.     Coventry Health and Life Insurance Company(1) (Delaware)

4.     Coventry Healthcare Management Corporation d/b/a HealthAssurance
       (Delaware)

5.     Coventry HealthCare Management Corporation (Virginia)

       (i)    Southern Health Services, Inc. (Virginia)

       (ii)   Southern Health Benefit Services, Inc. (Virginia)

6.     Coventry HealthCare Development Corporation (Delaware)

       (i)    Carelink Health Plans, Inc.(2) (West Virginia)

7.     Group Health Plan, Inc. (Missouri)(3)

       (i)    Specialty Services of Missouri, Inc. (Missouri)

8.     HealthAmerica Pennsylvania, Inc.(4) (Pennsylvania)



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(1) Redomesticated from Texas to Delaware on May 14, 1999

(2) Carelink Health Plans, Inc. ("Carelink") was acquired effective October 1, 1999 and, on the same date, Coventry Health Plan of West Virginia, Inc. was merged with and into Carelink, with Carelink as the surviving company.

(3) Principal Health Care of St. Louis, Inc. was merged into Group Health Plan, Inc. effective December 21, 1999.

(4) On April 5, 1999, Riverside Health Plan, Inc., a Pennsylvania corporation, was merged into its parent corporation, The Medical Center HPJV, Inc., a Pennsylvania corporation ("HPJV"), and HPJV was merged into its parent corporation, HealthAmerica Pennsylvania, Inc., a Pennsylvania corporation.



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9.     Healthcare America, Inc. (Kansas)

       (i)    Coventry Health Care of Kansas City, Inc.(5) (Kansas)

10.    HealthCare USA, Inc. (Florida)

       (i)    HealthCare USA Midwest, Inc. (Delaware)

              (a)    HealthCare USA of Missouri, L.L.C. (Missouri)

11.    HealthPass, Inc. (Pennsylvania)

12.    Pennsylvania HealthCare USA, Inc. (Pennsylvania)

13.    Coventry Health Care of Iowa, Inc.(6) (Iowa)

14.    Coventry Health Care Management Corporation of Iowa, Inc.(7) (Iowa)

15.    Coventry Health Care of the Carolinas, Inc.(8) (North Carolina)

16.    Coventry Health Care of Delaware, Inc.(9) (Delaware)

17.    Coventry Health Care of Georgia, Inc.(10) (Georgia)

18.    Coventry Health Care of Indiana, Inc.(11) (Delaware)

19.    Coventry Health Care of Louisiana, Inc.(12) (Louisiana)

20.    Coventry Health Care of Nebraska, Inc.(13) (Nebraska)



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(5) On December 21, 1998, Principal Health Care of Kansas City, Inc., a Missouri
corporation, was merged with and into Healthcare America Plans, Inc., a Kansas corporation acquired by Coventry Health Care, Inc. on December 21, 1998,
("HAPI") with HAPI as the surviving company whose name was changed to Principal Health Care of Kansas City, Inc., a Kansas corporation. On November 10, 1999 in Kansas and on December 23, 1999 in Missouri, Principal Health Care of Kansas City, Inc. changed its name to Coventry Health Care of Kansas City, Inc.

(6) On November 3, 1999, Principal Health Care of Iowa, Inc. changed its name to Coventry Health Care of Iowa, Inc.

(7) On October 4, 1999, Principal Health Care Management Corporation changed its name to Coventry Health Care Management Corporation of Iowa, Inc. On February 2, 2000 the company was dissolved.

(8) On October 4, 1999, Principal Health Care of the Carolinas, Inc. changed its name to Coventry Health Care of the Carolinas, Inc.

(9) On the following dates and in the states indicated, Principal Health Care of Delaware, Inc. changed its name to Coventry Health Care of Delaware, Inc.:
Delaware, October 4, 1999; Maryland, October 15, 1999; New Jersey, October 22, 1999 and Pennsylvania, November 12, 1999.

(10) On November 1, 1999, Principal Health Care of Georgia, Inc. changed its name to Coventry Health Care of Georgia, Inc.

(11) On October 4, 1999, Principal Health Care of Indiana, Inc. changed its name to Coventry Health Care of Indiana, Inc.

(12) On December 17, 1999, Principal Health Care of Louisiana, Inc. changed its name to Coventry Health Care of Louisiana, Inc.

(13) On October 4, 1999 in Nebraska and on October 22, 1999 in Iowa, Principal Health Care of Nebraska, Inc. changed its name to Coventry Health Care of Nebraska, Inc.


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21.    Coventry Health Care of Pennsylvania, Inc. (14) (Pennsylvania)

22.    Principal Health Care of St. Louis, Inc.(15) (Delaware)

23.    Coventry Health Care of South Carolina, Inc.(16) (South Carolina)

24.    Coventry Health Care of Tennessee, Inc.(17) (Tennessee)

25.    United HealthCare Services of Iowa, Inc.(18) (Iowa)


FORMERLY OWNED SUBSIDIARIES WITH CONTINUING LIABILITIES:

1.     Principal Health Care of Illinois, Inc.(19) (Illinois)

2.     Principal Health Care of Florida, Inc.(20) (Florida)



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(14) On October 4, 1999, Principal Health Care of Pennsylvania, Inc. changed its name to Coventry Health Care of Pennsylvania, Inc.

(15) Principal Health Care of St. Louis, Inc. was merged into Group Health Plan, Inc. effective December 21, 1999.

(16) On October 4, 1999, Principal Health Care of South Carolina, Inc. changed its name to Coventry Health Care of South Carolina, Inc. On February 1, 2000, the company was dissolved.

(17) On October 5, 1999, Principal Health Care of Tennessee, Inc. changed its name to Coventry Health Care of Tennessee, Inc. On February 3, 2000, the company was dissolved.

(18) On February 2, 2000, the company was dissolved.

(19) Sold to First American Group effective November 30, 1998.

(20) Sold to Blue Cross Blue Shield of Florida, Inc. effective December 31,
1998.